As filed with the Securities and Exchange Commission on August 14, 2006
Registration No. 333-108780

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 9
to
Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Hines Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in governing instruments)
2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Address, including zip code, and telephone number,
including, area code of Principal executive offices)
Charles M. Baughn
2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Name and address, including zip code, and telephone number, including area code of agent for service)
With a copy to:
Curtis B. Anderson
Baker Botts L.L.P.
2001 Ross Avenue
Suite 600
Dallas, Texas 75201-2980
     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters all of the securities that remain unsold under the Registration Statement as of the date hereof.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
     This Post-Effective Amendment No. 9 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 or on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Deregistration of Securities
     Hines Real Estate Investment Trust, Inc. (the “Registrant”) terminated the offering (the “Offering”) covered by this registration statement on Form S-11 (File No. 333-108780, the “Registration Statement”), which was declared effective June 18, 2004 and relates to the Registrant’s initial public offering of 200,000,000 shares of common stock on a best efforts basis and 20,000,000 shares to be issued pursuant to the Registrant’s dividend reinvestment plan. In accordance with the Registrant’s undertaking pursuant to Item 512(a)(2) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 9 to the Registration Statement to remove from registration all shares of its common stock that were registered hereunder but remained unsold at the termination of the Offering.
     As of June 18, 2006, the Registrant had issued 53,179,415 shares pursuant to the Offering, including 663,168 shares pursuant to its dividend reinvestment plan. By filing this Post-Effective Amendment No. 9 to the Registration Statement, the Registrant removes from registration 166,820,585 shares that were registered under the Registration Statement and remained unsold at the termination of the Offering.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on August 14, 2006.

HINES REAL ESTATE INVESTMENT TRUST, INC.
By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this post effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	August 14, 2006

Jeffrey C. Hines

*	Chief Executive Officer	August 14, 2006

Charles M. Baughn

*	President and Chief Operating Officer	August 14, 2006

Charles N. Hazen

*	Chief Financial Officer	August 14, 2006

Sherri W. Schugart

/s/ Frank R. Apollo	Chief Accounting Officer	August 14, 2006

Frank R. Apollo

*	Director	August 14, 2006

George A. Davis

*	Director	August 14, 2006

Thomas A. Hassard

*	Director	August 14, 2006

C. Hastings Johnson

*	Director	August 14, 2006

Stanley D. Levy

*By:	/s/ Frank R. Apollo

Frank R. Apollo
Attorney-In-Fact